EXHIBIT 99.1  Press Release dated December 27, 1996


                         MARVEL HOLDING COMPANIES FILE
                        VOLUNTARY CHAPTER 11 PETITIONS

          New York, N.Y., December 27, 1996 -- Marvel
          Holdings, Marvel (Parent) Holdings, and Marvel III Holdings announced today that they filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware in Wilmington. The three holding companies own approximately 80.2 million shares of Marvel Entertainment Group, Inc. (NYSE: MRV) common stock.